GUARANTEED ACCOUNT VALUE (GAV) BENEFIT ENDORSEMENT

This Endorsement forms a part of the Contract to which it is attached and is effective as of the Issue Date of the Contract. In the case of a conflict with any provision in the Contract, the provisions of this Endorsement will control. This Endorsement is irrevocable. You can only terminate this Endorsement as indicated in the CONDITIONS FOR TERMINATION OF THIS GAV BENEFIT section of this Endorsement.

THE FOLLOWING PROVISIONS HAVE BEEN ADDED TO THE CONTRACT:

GUARANTEED ACCOUNT VALUE
The Guaranteed Account Value (GAV) Benefit guarantees that beginning on your fifth Contract Anniversary, and on each subsequent Contract Anniversary, until the Contract terminates or you start receiving Annuity Payments, the Contract Value will be at least equal to the GAV Benefit calculated and established on the Contract Anniversary occurring five years ago, reduced by any GAV Adjusted Partial Withdrawals since that Contract Anniversary.

GUARANTEED CONTRACT VALUE ON THE FIFTH CONTRACT ANNIVERSARY. The GAV Benefit starts providing protection on the fifth Contract Anniversary. On the fifth Contract Anniversary, the GAV Benefit guarantees that the Contract Value will be at least equal to:

       All Purchase Payments received during the first 90 days of the Contract, less any GAV Adjusted Partial Withdrawals taken during this period, reduced by any GAV Adjusted Partial Withdrawals during the remainder of the first five Contract Years.

If on your fifth Contract Anniversary, the Contract Value is less than the guaranteed amount, we credit that difference to the Contract Value. We will allocate this amount to your Investment Options in proportion to the amount of Contract Value in each of the Investment Options on the date of allocation.

GUARANTEED CONTRACT VALUE ON THE SIXTH AND SUBSEQUENT CONTRACT ANNIVERSARIES. On the sixth and each subsequent Contract Anniversary, until the Contract terminates or you start receiving Annuity Payments, the GAV Benefit guarantees that the Contract Value will be at least equal to:

       The GAV Benefit established on the Contract Anniversary occurring five years before that Contract Anniversary, reduced by any GAV Adjusted Partial Withdrawals since that Contract Anniversary.

If on your sixth and each subsequent Contract Anniversary, the Contract Value is less than the guaranteed amount, we credit that difference to the Contract Value. We will allocate this amount to your Investment Options in proportion to the amount of Contract Value in each of the Investment Options on the date of allocation.

THE GAV BENEFIT.
The initial GAV Benefit is equal to all Purchase Payments received during the first 90 days of the Contract, less any GAV Adjusted Partial Withdrawals taken during this period.

On the first Contract Anniversary, the GAV Benefit is equal to the greater of a. or b., where:

a. is the initial GAV Benefit plus any additional Purchase Payments received during the remainder of the first Contract Year and minus any GAV Adjusted Partial Withdrawals you made during the remainder of the first Contract Year.

b.   is the Contract Value on the first Contract Anniversary.

On the second and any subsequent Contract Anniversaries, the GAV Benefit is equal to the greater of c. or d.,

c. is the GAV Benefit from the previous Contract Anniversary plus any additional Purchase Payments received in the previous Contract Year and minus any GAV Adjusted Partial Withdrawals you made in the previous Contract Year.

d.   is the Contract Value on that Contract Anniversary.

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GAV ADJUSTED  PARTIAL  WITHDRAWALS:  A GAV  Adjusted  Partial  Withdrawal  for a
withdrawal taken prior to the 3rd Contract Anniversary is equal to the dollar amount of the partial withdrawal, including any withdrawal charge assessed, multiplied by the greater of 1 or the ratio of i. to ii, where:

i.  the GAV  Benefit  (on the  date of but  prior to the  withdrawal).
ii. the Contract Value (on the date of but prior to the withdrawal).

A GAV Adjusted Partial Withdrawal for a withdrawal taken on or after the 3rd Contract Anniversary is equal to a. plus b., where:

a. is the dollar amount of the partial withdrawal, that together with any previous partial withdrawals during the Contract Year, do not exceed 10% of the cumulative Purchase Payments; and

b. is the dollar amount of the partial withdrawal, including any withdrawal charge assessed, in excess of a., multiplied by the greater of 1 or the ratio of i. to ii., where:

  i.   the GAV  Benefit  (on the date of but prior to the  withdrawal).
  ii.  the Contract Value (on the date of but prior to the withdrawal).

GAV  TRANSFERS  BETWEEN THE  INVESTMENT  OPTIONS AND THE FIXED  PERIOD  ACCOUNTS
(FPAS). When you elect this benefit, you also elect to have us make GAV Transfers between the Investment Options and the FPAs to maintain the guarantee. Based on this program, we may transfer some or all of the Contract Value to or from the FPAs, except that during the first two Contract Years, the Contract Value in the FPAs immediately after any transfers to the FPAs is limited to 50% of the cumulative Purchase Payments.

GAV Transfers out of the Investment Options into the FPAs occur as the Contract Value falls relative to the level of guarantees provided by the benefit. A transfer to the FPAs generally first occurs when the Contract Value drops from its last high point by a cumulative amount of 1% to 4%.

If the Contract Value continues to fall, more GAV Transfers to the FPAs will occur. The initial amount of the GAV Transfer to the FPAs is typically between 35% and 45% of the Contract Value. Subsequent transfer amounts to the FPAs typically range between 6% and 10% of the Contract Value.

As the time remaining until application of the guarantees shortens, the frequency and amount of GAV Transfers to the FPAs will increase, particularly in poorly performing markets. Withdrawals you take may reduce the Contract Value relative to the GAV Benefit guarantees and may result in additional transfers to the FPAs. Purchase Payments you make may change the proportion of Fixed Account Value to the Separate Account Value and may also result in additional GAV Transfers to the FPAs. The volatility of the Investment Options you choose affects the rate of GAV Transfers into the FPAs. The higher the volatility of the Investment Options you choose, the more likely it is that there would be GAV Transfers into the FPAs.

GAV Transfers out of the FPAs into the Investment Options occur as the Contract Value increases to a level sufficient to cover the guarantees provided by the benefit. During the first year, if a GAV Transfer to the FPAs occur, then the Contract Value generally has to increase to 1% to 3% above the guarantee before a GAV Transfer out of the FPA and into the Investment Options can occur. Generally, this transfer is 3% to 6% of Contract Value. As the time remaining until application of the guarantees shortens, the level that the Contract Value must be, relative to the guarantees provided, increases before a GAV Transfer out of the FPA and into the Investment Options can occur.

This program has been filed with the state. We will not make any changes to the program without prior approval from the state.

These GAV Transfers are not subject to any transfer fee. Any GAV Transfer to the Investment Options will be allocated according to your most recent allocation instructions for Purchase Payments to the Investment Options.

GAV FIXED ACCOUNT MINIMUM. The GAV Fixed Account Minimum is the amount of Fixed Account Contract Value that is required in the FPAs to maintain the guarantee protection.
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CONDITIONS FOR TERMINATION OF THIS GAV BENEFIT:
This benefit will terminate upon the earliest of:
(a)  the termination of the Contract; or
(b)  the Income Date.

GAV BENEFIT CHARGE:
There is no additional charge for this benefit.

In all other respects the provisions, conditions, exceptions, and limitations contained in the Contract remain unchanged.

               GUARANTEED ACCOUNT VALUE (GAV) BENEFIT ILLUSTRATION

THE FOLLOWING ILLUSTRATION SHOWS HOW THE GUARANTEES UNDER THE GAV BENEFIT ENDORSEMENT WORK.

ASSUMPTIONS:

1. You purchase a contract with an initial Purchase Payment of $100,000. You make no additional Purchase Payments.

2. The Contract Value on the first Contract Anniversary is $110,000, on the second Contract Anniversary it's $115,000 and on the third Contract Anniversary it's $105,000.

These hypothetical charts are for illustrative purposes only and are no guarantee of return or future investment performance of a specified product or its Investment Options.

[GRAPHIC: Line Graph represented here in printed endorsement]

B: On each anniversary, the Contract Value gains are locked in and a GAV Benefit is established that is available in 5 years. The minimum Contract Values on the 6th and 7th anniversaries are equal to the Contract Value on the 1st and 2nd anniversaries, respectively.

C: Even though the Contract Value decreases between year 2 and 3, the highest available GAV Benefit is still locked in at $115,000.


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[GRAPHIC: Line Graph represented here in printed endorsement]

D: If the Contract Value on any anniversary is less than the GAV Benefit established five years earlier, we credit that difference to the Contract Value.

GUARANTEED ACCOUNT VALUE (GAV) BENEFIT CALCULATION EXAMPLES

The following two GAV Benefit Endorsement calculation examples show the effect of withdrawals on the GAV Benefit in situations where the Contract Value may vary.

Note that the following applies to each of the Examples that follow:

ANY WITHDRAWALS YOU TAKE IN A CONTRACT YEAR MAY REDUCE THE GAV BENEFIT BY A GREATER AMOUNT THAN THE WITHDRAWAL. IF THE CONTRACT VALUE AT THE TIME OF WITHDRAWAL IS GREATER THAN THE GAV BENEFIT, THE GAV BENEFIT WILL BE REDUCED BY THE DOLLAR AMOUNT OF THE WITHDRAWAL. IF THE CONTRACT VALUE AT THE TIME OF WITHDRAWAL IS LESS THAN THE GAV BENEFIT, THE GAV BENEFIT WILL BE REDUCED BY MORE THAN THE WITHDRAWAL AMOUNT.

EXAMPLE #1
ASSUMPTIONS

1. You purchase the Contract with an initial Purchase Payment of $100,000. You make no additional Purchase Payments.

2.   The GAV Benefit on the fifth Contract Anniversary is $180,000.

3. You take a partial withdrawal of $20,000 (this includes any applicable withdrawal charge) in the sixth Contract Year when the Contract Value (prior to the partial withdrawal) is $160,000. You take no other partial withdrawals.

4.   The Contract Value on the sixth Contract Anniversary is $140,000.

5. You have not yet reached your 81st birthday as of the sixth Contract Anniversary.


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GAV BENEFIT ON THE SIXTH CONTRACT ANNIVERSARY:
We calculate the GAV Benefit on the sixth Contract Anniversary as the greater of 1 or 2:

     1.  Contract Value
                                                                        $140,000

     2. The GAV Benefit:
               The GAV Benefit on the fifth Contract Anniversary        $180,000
               Reduced by the GAV Adjusted Partial Withdrawal         -   21,250
                                                                      ----------
                                                                        $158,750

     The GAV Adjusted Partial Withdrawal is equal to:

               10% of the total Purchase Payments = .10 x $100,000 =
                                                                         $10,000

               Plus
               The remaining amount of the withdrawal multiplied by the greater of 1 or the GAV Benefit divided by the Contract Value = $10,000 x greater of 1 or ($180,000 / $160,000) = $10,000 x 1.125 =
                                                                         +11,250
                                                                         -------
                                                                         $21,250

Therefore, the GAV Benefit on the sixth Contract Anniversary is equal to $158,750.

EXAMPLE #2
ASSUMPTIONS

1. You purchase the Contract with an initial Purchase Payment of $100,000. You make no additional Purchase Payments.

2.   The GAV Benefit on the fifth Contract Anniversary is $120,000.

3. You take a partial withdrawal of $20,000 (this includes any applicable withdrawal charge) in the sixth Contract Year when the Contract Value (prior to the partial withdrawal) is $160,000. You take no other partial withdrawals.

4.   The Contract Value on the sixth Contract Anniversary is $80,000.

5. You have not yet reached your 81st birthday as of the sixth Contract Anniversary.

GAV BENEFIT ON THE SIXTH CONTRACT ANNIVERSARY:

We calculate the GAV Benefit on the sixth Contract Anniversary as the greater of 1 or 2:

     1. Contract Value:                                                  $80,000

     2. The GAV Benefit:
               The GAV Benefit on the fifth Contract Anniversary        $120,000
               Reduced by the GAV Adjusted Partial Withdrawal
                                                                      -   20,000
                                                                      ----------

                                                                        $100,000

     The GAV Adjusted Partial Withdrawal is equal to:

     10% of the total Purchase Payments = .10 x $100,000 =               $10,000

     Plus
     The remaining amount of the withdrawal multiplied by the greater of 1 or the GAV Benefit divided by the Contract Value = $10,000 x greater of 1 or
     ($120,000 / $160,000) = $10,000 x 1 =                              + 10,000
                                                                        $ 20,000

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     Therefore,  the GAV Benefit on the sixth  Contract  Anniversary is equal to
$100,000.


     Signed for Allianz Life Insurance Company of New York by:



         /s/ Suzanne J. Pepin                      /s/ Vincent Vitello
             Suzanne J. Pepin                          Vincent Vitello
     Senior Vice President, Secretary                Chairman of the Board,
            and Chief Legal Officer                    CEO and President